                                                                    Exhibit 23.2


                                  [LETTERHEAD]

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of International Menu Solutions Corporation on Form SB-2 of our report dated April 27, 1998, except as to Note 16 which is as of December 22, 1998, on the financial statements of Transcontinental Gourmet Foods Inc. appearing in the Prospectus, which is part of this Registration Statement.


/s/ Kraft, Berger, Grill, Schwartz, Cohen & March LLP
Kraft, Berger, Grill, Schwartz, Cohen & March LLP
(Formerly known as Kraft, Rothman, Berger, Grill, Schwartz & Cohen LLP)

Chartered Accountants
Toronto, Ontario

August 31, 2000